EXHIBIT 99.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of DTE Energy Company, that, to his knowledge, the Annual Report for the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to DTE Energy Company and will be retained by DTE Energy Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 30, 2003	By:	/s/ Anthony F. Earley, Jr. Anthony F. Earley, Jr. Chairman, President, Chief Executive and Chief Operating Officer of DTE Energy Company

Date: June 30, 2003	By:	/s/ David E. Meador David E. Meador Senior Vice President and Chief Financial Officer of DTE Energy Company